Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

SERVICES AGREEMENT

This SERVICES AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of August, 2009 (the "Effective Date"), by and between **Newfield Exploration Mid-Continent Inc.**, a Delaware corporation ("Company"), and Ecosphere Energy Services LLC, a Delaware limited liability company ("Contractor"). Company and Contractor together are referenced as the "Parties" or individually as a "Party."

NOW, THEREFORE, in consideration of the mutual promises undertaken in this Agreement, and other good and valuable consideration, Company and Contractor agree as follows:

ARTICLE I — DEFINITIONS

1. Certain Defined Terms. The following terms shall have the meanings set forth below:

"Environmental Claim" shall mean any claim, action, cause of action, investigation or notice, written or verbal, by any Governmental Authority other Person or entity alleging potential liability, including, without limitation, potential liability for investigation costs, reclamation costs, remedial action or corrective action costs, governmental response costs, natural resource damages, property damages, personal injuries, fines or penalties, arising out of, based on or resulting from (a) the presence, release or threatened release of any Hazardous Material at any location, whether or not owned or operated by the Contractor, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"Environmental Law" means any Law pertaining to the environment or the health or safety of the public or the release or threatened release of Hazardous Materials or otherwise regulating the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, *et seq.*; the Solid Waste Disposal Act, 42 U.S.C. § 6901, *et seq.*; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001, *et seq.*; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101, *et seq.*; the Clean Air Act, 42 U.S.C. § 7401, *et seq.*; the Clean Water Act, 33 U.S.C. § 1251, *et seq.*; the Toxic Substances Control Act, 15 U.S.C. § 2601, *et seq.*; and the Oil Pollution Act of 1990, 33 U.S.C. § 2701, *et seq.*; each as amended; and all regulations promulgated pursuant to the foregoing.

"Governmental Authority" means any federal, state, regional or local government, or any authority, agency, body, court or instrumentality, regulatory or otherwise, which, in whole or in part, was formed by or operates under the auspices of any federal, state, regional or local government.

"Hazardous Material" means any waste, chemical or other substance that is listed, defined, designated, identified or classified as hazardous, radioactive, reactive, toxic, ignitable or

corrosive, or a pollutant or a contaminant, under or pursuant to any Environmental Law, and specifically including crude or any fraction thereof, petroleum and all derivatives thereof.

"Law" means any common law decision or any federal, state, regional or local law, statute, ordinance, code, rule, regulation or order.

"Person" means an individual, a corporation, a limited liability company, a partnership, a trust, an unincorporated association, a joint venture, a government or any agency, instrumentality or political subdivision of a government, or any other entity or organization.

ARTICLE II — SERVICES; OBLIGATIONS OF PARTIES

1. Services by Contractor. Under the terms of this Agreement, Contractor will perform the following services for Company (collectively, the "Services"): Contractor will treat Company's flowback and/or produced waters at Company's facilities, wherever located in Oklahoma ("Property"). Contractor shall supply the following at the Property: 1. One Ecosphere Ozonix mobile water-recycling unit (Equipment"). This Equipment will be capable of processing [redacted] 2. All of the personnel, including supervisors, required to provide the Services herein.

2. Responsibility of Company. Company shall provide infrastructure at the Property including lighting, frac tanks, electricity and fuel required to power Contractor's equipment. Contractor shall use existing roads on the Property to install and access the Equipment.

3. Transportation. [redacted]

4. Rates for Services. Company agrees to pay Contractor for the Services at the rate of [redacted]

5. Invoices. Contractor shall submit invoices to Company for [redacted] Invoices shall contain a calculation of the number of barrels of treated water.

6. Payment. Company shall remit payment to Contractor of all undisputed charges within [redacted] after Company's receipt of Contractor's invoice [redacted]

[redacted]

7. Down-Time. Contractor shall maintain its equipment in a manner that will minimize down-time during the term of this Agreement. Contractor will insure that its equipment is operational so that it can treat a minimum of [redacted] if Company requires. [redacted] Additionally, in the event the Equipment is out of service in [redacted] of this agreement, and cannot meet the Companies water treatment requirements for those months (provided the Companies requirements are less than the equipment rating of [redacted] this contract will extend for [redacted]

8. Audit Rights. Contractor agrees that all accounting records and documents directly related to the Agreement prepared by it shall be retained for a period of not less than two years. Company and its representatives shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine and audit and to obtain copies of the books and records of Contractor to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Agreement. The Parties agree that all matters relating to invoices or payments under the Agreement shall be considered correct and not subject to claim for adjustment, further audit or legal challenge after two years from the date of such invoice or payment.

9. Payment in Event of Termination. Upon termination of this Agreement pursuant to Article V, Company shall pay Contractor for all Services performed prior to the effective time of termination, but shall not be liable for any other payments to Contractor.

10. Insurance. Contractor shall carry Workers Compensation and Employers Liability Insurance which fully complies with the laws of the State of Oklahoma. Contractor shall further carry Pollution Liability Insurance, Automobile Public Liability and Property Damage Insurance and Comprehensive General Liability Insurance with limits of not less than [redacted] per occurrence.

ARTICLE III — REPRESENTATIONS AND WARRANTIES OF PARTIES

1. Authorization. Each of the Parties represents and warrants to the other Party (a) that such Party has the full right, title and authority to enter into this Agreement and to perform such Party's obligations hereunder in accordance with the terms hereof; and (b) that the consummation of this Agreement will not result in or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any lease, contract, commitment, or any other agreement or instrument to which such Party is a party or by which it is bound.

ARTICLE IV — COMPLIANCE MATTERS

1. Compliance with Law. Contractor covenants to Company that it shall operate its business and perform the Services under this Agreement including treating Company's flowback and/or produced water, in full compliance with all applicable Laws including, without limitation, Environmental Laws.

2. Notices of Violation and Environmental Claims. Contractor shall promptly notify Company of any notice of violation received by Contractor from any Governmental Authority or of any Environmental Claims filed, or to its knowledge threatened, against the Company or Contractor resulting from the Services performed herein. Should any discharge, leakage, spillage, emission, or pollution of any type occur as a result of performance of the Services, Contractor shall report them to Company as soon as practicable following Contractor's first knowledge thereof. Contractor, at its sole expense, shall be obligated to remediate the discharge, leakage, spillage, emission, or pollution to meet applicable Law.

3. Company Has No Liability for Contractor's Compliance Matters. Nothing in this Agreement shall impose any liability whatsoever upon Company for Contractor's failure to comply with Law.

4. Company Reliance on Covenants by Contractor. Contractor acknowledges that its performance of the covenants contained in this Article IV constitutes a material inducement for Company to enter into this Agreement.

ARTICLE V — TERM AND TERMINATION

1. Term. The initial term of this Agreement shall be [redacted] from the Effective Date. At the end of the initial term, Company shall have the option to renew this Agreement for an additional period of [redacted] under the same terms and conditions as provided herein. At the conclusion of the [redacted] the Agreement shall continue in effect [redacted] thereafter unless Company provides written notice of termination to Contractor on or before [redacted] prior to the end of the current term, or unless this Agreement is terminated otherwise as provided herein.

2. Bankruptcy or Insolvency of Contractor. In the event Contractor shall become insolvent, or shall be adjudicated as bankrupt, or file by way of petitions or answer a debtor's petition or other pleading seeking adjustment of Contractor's debts under any bankruptcy or debtor's relief laws now or hereafter prevailing, or if any such be filed against Contractor, or in case a receiver be appointed for the Contractor, or Contractor's affairs be placed in the hands of a Creditor's Committee, Company may, at its option, elect to terminate this Agreement. Company is not required to provide prior notice to Contractor for termination of the Agreement under this section.

3. Termination for Nonpayment. In the event that Company fails to pay any undisputed invoice from Contractor within [redacted], then Contractor may, at its option, elect to terminate this Agreement.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

4. Contractor Default. [redacted] Contractor shall be considered in material breach of this Agreement. If Contractor is in breach of this Agreement under the preceding sentence, materially fails to perform the Services in compliance with applicable Law, or [redacted] Company shall have the right to terminate this Agreement by proceeding as follows:

a. Company shall give written notice to the Contractor, stating the cause for terminating the Agreement, and declaring its intention to terminate; thereupon the Contractor shall have [redacted] after receipt of such notice to remedy or remove the cause or causes stated in the termination notice. If, within [redacted] Contractor does remedy or remove said causes or causes of such default, then such notice shall be withdrawn and the Agreement shall continue in full force and effect.

b. If Contractor does not remedy or remove the cause or causes of the default within said [redacted] period, then the Agreement shall become null and void from and after the expiration of such period.

ARTICLE VI — INDEMNIFICATION

1. CONTRACTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS COMPANY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND EXPENSES, INCLUDING WITHOUT LIMITATIONS ALL COSTS, DEMANDS, DAMAGES, SUITS, JUDGMENTS, FINES, PENALTIES, LIABILITIES, DEBTS, ATTORNEYS' FEES, AND CAUSES OF ACTION OF WHATSOEVER NATURE OR CHARACTER, WHETHER KNOWN OR UNKNOWN, AND INCLUDING WITHOUT LIMITATION CLAIMS, LOSSES AND EXPENSES FOR PROPERTY DAMAGE, BODILY INJURY, ILLNESS, DISEASE, DEATH OR POLLUTION [redacted]

2. COMPANY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR FROM AND AGAINST ANY AND ALL CLAIMS (AS DEFINED ABOVE) IN ANY WAY, DIRECTLY OR INDIRECTLY, RELATED TO OR ARISING OUT OF COMPANY'S [redacted] UNDER THIS AGREEMENT AND WHICH ARE ASSERTED BY OR ARISE IN FAVOR OF ANY PERSON OR ENTITY.

3. Survival of Indemnities. The provisions of this Article VI shall survive termination of this Agreement.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

ARTICLE VII — NOTICES

1. Notices. Any notices required or allowed under this Agreement may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered to the Parties at their respective addresses and fax numbers as follows:

If to Company:

Newfield Exploration Mid-Continent Inc.
[redacted]

If to Contractor:

Ecosphere Energy Services LLC
3515 SE Lionel Terrace
Stuart, FL 34997

Attention: Dennis McGuire, President
Telephone: (772) 287 4846
Fax: (772) 781 4778

Notice shall be given when received on a business day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending Party's receipt of its facsimile machine's confirmation of successful transmission. If the day on which such facsimile is received is not a business day or is after five p.m. on a business day, then such facsimile shall be deemed to have been received on the next following business day. Notice by overnight mail or courier shall be deemed to have been received on the next business day after it was sent or such earlier time as is confirmed by the receiving Party. Notice via first class mail shall be considered delivered three business days after mailing.

ARTICLE VIII — OTHER PROVISIONS

1. Modification. No amendment or modification of this Agreement shall be effective unless made in a written instrument executed by both Parties hereto.

2. Assignment and Delegation. Any company which shall succeed by purchase, merger, or consolidation to the assets and properties, of Contractor or Company shall be entitled to the rights and shall be subject to the obligations of its predecessor of this Agreement, and Company may freely assign this Agreement to any Person that acquires all or part of Company's interest in oil and gas properties in Oklahoma. However, there shall be no assignment of or delegation of obligations under this Agreement by Contractor, in whole or in part, without Company's prior written consent. The Agreement shall be binding upon

and inure to the benefit of the respective successors and permitted assigns of Contractor and Company.

3. Relationship of the Parties. Contractor shall perform the work hereunder as an independent contractor.

4. Entire Agreement. This Agreement constitutes the entire understanding between the Parties. All negotiations, proposals and agreements prior to the date of this Agreement are merged into and superseded by this Agreement.

5. Severance. If any provision herein is held to be partially or completely contrary to law and/or unenforceable, this Agreement shall be deemed to be amended to partially or completely modify such provision or portion thereof to the extent necessary to make it enforceable or, if necessary, this Agreement shall be deemed to be amended to delete the unenforceable provision or portion thereof.

6. Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Oklahoma without regard to its conflict of law provisions.

7. Disputes and Demands. Any claim or controversy related to or arising out of this Agreement whether in contract or in tort ("Dispute"), will be resolved on a confidential basis according to the following process, which either Party may start by delivering to the other Party a written notice describing the Dispute and the amount involved ("Demand")

a. Negotiation and Mediation. After receipt of a Demand, authorized representatives of the Parties will meet at a mutually agreed upon time and place to try to resolve the Dispute by negotiation. If the Dispute remains unresolved after this meeting, either Party may start mandatory non-binding mediation under the Commercial Mediation Rules of the American Arbitration Association ("AAA").

b. Arbitration. If the Dispute remains unresolved 45 days after the receipt of the Demand, either Party may start binding arbitration under the Commercial Arbitration Rules of the AAA. The arbitration will be conducted in Tulsa, Oklahoma, and shall be conducted before one arbitrator; however, before the selection of the arbitrator, a Party (whose identity will not be revealed to the arbitrators) may require, at its sole additional expense, a three arbitrator panel. At least one arbitrator will be an attorney. No statements by, or communications between, the Parties during negotiation or mediation, or both, under Section VIII.7.a, above, will be admissible for any purpose in arbitration. The arbitrator(s) will have no authority to award punitive damages or any other monetary relief not measured by the prevailing Party's actual damages (adjustments for time value of money permitted), and will not make any decision inconsistent with the terms and conditions of this Agreement. Each Party shall bear its internal expenses and its attorney's fees and expenses.

c. Court. Nothing in this Section VIII.7 will preclude a Party's recourse to a federal or state court of competent jurisdiction located in the State of Oklahoma to (i) enforce the terms of, or an arbitration award under, this Section VIII.7; (ii) seek

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

temporary equitable relief necessary to protect its interests; or (iii) recover specific property, including an action in replevin.

8. Waiver. No benefit or right accruing to Company or Contractor under this Agreement (or any amendment or addendum) shall be deemed to be waived unless the waiver is express, is reduced to writing, expressly refers to this Agreement, and is signed by a duly authorized representative of the Party whose benefits or rights are waived. A waiver in any one or more instance shall not constitute a continuing waiver unless expressly so stated.

9. Counterparts. This Agreement may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF Company and Contractor have caused this Services Agreement to be executed by their duly authorized representatives on the dates listed below, to be effective as of the Effective Date.

COMPANY:

Newfield Exploration Mid-Continent Inc.

[redacted]

By: [redacted]
Name: [redacted]
Title: [redacted]
Date: [redacted]

[redacted]

CONTRACTOR:

Ecosphere Energy Services LLC

By: ____________________
Name: Dennis McGuire
Title: President
Date: 8-6-09

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

AMENDMENT TO SERVICES AGREEMENT

This Amendment to Services Agreement is made and entered into as of the 17th day of September, 2009 by and between **Newfield Exploration Mid-Continent Inc.**, a Delaware corporation ("Company"), and **Ecosphere Energy Services LLC**, a Delaware limited liability company ("Contractor").

Whereas, Company and Contractor entered into a Services Agreement (Agreement") effective August 1, 2009 whereby Contractor will treat Company's flowback and/or produced waters at Company's facilities ("Services") for an agreed rate; and,

Whereas, Contractor has offered a discount rate provided Company will make an advanced payment for the services and Company has agreed to make an advanced payment.

Now, therefore, in consideration of the mutual promises undertaken in this Amendment to Services Agreement, and other good and valuable consideration, Company and Contractor agree as follows:

Article II, Section 4. of the Agreement is modified and amended by deleting Section 4. and replacing it with a new Section 4. which reads as follows:

4. Rates for Services.

Company agrees to pay Contractor for the Services at the rate [redacted] per year pursuant to the following schedule:

> [redacted] shall be payable in August, 2009 and September, 2009 in four equal installments of [redacted] upon receipt of invoice;
>
> [redacted] shall be payable upon receipt of invoice;
>
> [redacted] shall be payable upon delivery of an Ecosphere Ozonix mobile water recycling unit, acceptable to Newfield, at a location specified by Newfield in Utah;
>
> [redacted] shall be payable On November 15, 2009.

Article II, Section 5. of the Agreement is modified and amended by deleting Section 5. and replacing it with a new Section 5. which reads as follows:

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

5. Invoices and Statements.

Contractor shall submit invoices to Company [redacted] days prior to payment dates as provided in Section 4. above. Each month, Contractor shall provide a statement to Company containing a calculation of the number of barrels of treated water.

In all other respects, the terms and conditions of the Agreement remain unchanged and are in full force and effect.

IN WITNESS WHEREOF, Company and Contractor have caused this Amendment to Services Agreement to be executed by their duly authorized representatives.

COMPANY:

Newfield Exploration Mid-Continent Inc.

[redacted]

By: [redacted]

Name: [redacted]

Title: [redacted]

CONTRACTOR:

Ecosphere Energy Services LLC

By: ____________________

Name: Dennis McGuire

Title: President

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

AMENDMENT TO MASTER WORK OR SERVICE CONTRACT

This Amendment to Master Work or Service Contract is made and entered into this 29th day of September, 2009 by and between Newfield Exploration Mid-Continent, Inc., a Delaware corporation (hereinafter referred to as "Company") and ECOSPHERE TECHNOLOGIES, INC., with office at 3515 S.E. Lionel Terrace, Stuart, Florida 34997 (hereinafter referred as "Contractor")

WHEREAS, on or about September 23, 2008, Company and Contractor entered into a Master Work or Service Contract (the "Agreement"), a copy of which is attached hereto as Exhibit "A" and by reference made a part hereof for all purposes.

WHEREAS, it is the desire of Company and Contractor that Contractor shall provide Work and Services, not only to the Company, but to its various subsidiaries.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, in hand paid by each of the undersigned to the other, it is agreed that the Agreement is hereby amended by adding the following section and Schedule XVI:

> "XVI. COMPANY RELATED ENTITIES. Attached hereto as Schedule XVI is a list of the business entities of which the Company is the ultimate parent corporation ("Subsidiaries").
>
> From time to time, one or more of the Subsidiaries may request Contractor to perform work or services. In such event Contractor agrees that this Agreement shall govern such work and services and all provisions of this Agreement shall be applicable except that the name of such Subsidiary shall be substituted for Company throughout this Agreement and the attached Exhibits.

WHEREAS, Ecosphere Energy Services, LLC on July 13, 2009 became the entity Contractor created to provide the services contemplated in the Agreement, it is the desire of Contractor to accept and ratify the Agreement between Company and Ecosphere and that the "Contractor" name be amended to Ecosphere Energy Services, LLC.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, in hand paid by each of the undersigned to the other, it is agreed that the Agreement is accepted, ratified, amended and indicated as such by changing the Contractor name to Ecosphere Energy Services, LLC.

> The undersigned executing this Agreement on behalf of Company has also been authorized to execute this Agreement on behalf of the Subsidiaries."

Attached hereto as Exhibit "B" is the Schedule XVI hereby made a part of the Agreement.

In Witness Whereof, the Parties hereunto have executed and delivered this Amendment to Master Work or Service Contract effective as of the date first herein above shown.

COMPANY:

NEWFIELD EXPLORATION MID-CONTINENT, INC.

By: [redacted]
Title: [redacted]
Address: [redacted]

EACH SUBSIDIARY LISTED ON SCHEDULE XV

By: [redacted]
Its: Authorized Representative

CONTRACTOR:

ECOSPHERE TECHNOLOGIES, INC.

By: [signature]
Title: Chief Operating Officer
Address: 3515 SE Lionel Terrace, Stuart, FL 34997

Ecosphere Energy Services, LLC

By: [signature]
Title: Chief Executive Officer
Address: 3515 SE Lionel Terrace, Stuart, FL 34997

EXHIBIT B to
AMENDMENT TO MASTER WORK OR SERVICE CONTRACT

SCHEDULE XVI
To
Master Work or Service Contract

The following is a non-exclusive listing of Affiliates of Newfield Exploration Company (as defined in the Newfield Rocky Mountains Inc. Master Work or Service Contract); each of the following is an Affiliate of Newfield Mid-Continent, Inc. and each other:

Newfield Rocky Mountains Inc.
Newfield Exploration Company

Any other wholly-owned Subsidiary of Newfield Exploration Company